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                                                                   EXHIBIT 23.1

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

  We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 No. 333-32225) and related prospectus of Digital Video Systems, Inc. for the registration of 328,535 shares of its common stock and to the incorporation by reference therein of our report dated May 1, 1997, with respect to the consolidated financial statements of Digital Video Systems, Inc. included in its Annual Report (Form 10-KSB) for the year ended March 31, 1997, filed with the Securities and Exchange Commission.

  We also consent to the incorporation by reference in the Registration Statement, as amended, and related prospectus of our report dated August 21, 1997 with respect to the financial statements of Arris Interactive LLC-- Digital Video Division for the year ended December 31, 1995 included in the Current Report on Form 8-K/A of Digital Video Systems, Inc. dated October 10, 1997, filed with the Securities and Exchange Commission.

Ernst & Young LLP
San Jose, California
February 9, 1998